Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

DGT Holdings Corp. (f/k/a Del Global Technologies Corp.)
Bay Shore, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 our report dated October 4, 2010, relating to the consolidated financial statements, and schedules of DGT Holdings Corp. (f/k/a Del Global Technologies Corp.) appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2010.

/s/BDO USA, LLP
Chicago, Illinois

March 9, 2011